Sub-Item 77K

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

                      INVESCO LARGE CAP RELATIVE VALUE FUND
                    INVESCO VAN KAMPEN EQUITY AND INCOME FUND




The Funds are new funds that were formed to acquire the assets and liabilities of a predecessors fund in a shell fund reorganization (the "Reorganization"). PricewaterhouseCoopers LLP ("PWC") was appointed as the independent registered public accounting firm of the Funds for the fiscal year ending December 31, 2010.

The predecessor fund's financial statements were audited by a different independent registered public accounting firm (the "Prior Auditor").

Effective June 1, 2010, the Prior Auditor resigned as the independent registered public accounting firm of the predecessor funds. The Prior Auditor's reports on the financial statements of the predecessor funds for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period the Prior Auditor was engaged, there were no disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Prior Auditor's satisfaction, would have caused it to make reference to that matter in connection with its reports.


(Letters dated August 27 and 30, 2010 from Ernst and Young LLP are attached as Attachment A to this exhibit.)

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ATTACHMENT A


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Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Sub-item 77K of Form N-SAR dated August 27, 2010, of Invesco Van Kampen Equity and Income Fund and are in agreement with the statements contained in paragraphs 3 and 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7561

Ladies and Gentlemen:

We have read Sub-item 77K of Form N-SAR dated August 27, 2010, of AIM Counselor Series Trust (Invesco Counselor Series Trust), which includes Invesco Large Cap Relative Value Fund, and are in agreement with the statements contained in paragraphs 3 and 4 therein, in relation to the aforementioned fund. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,
/s/ Ernst & Young LLP